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                                                                    EXHIBIT 24.1

                                    CERTIFIED

                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                             EVERGREENBANCORP, INC.

                                OCTOBER 16, 2003

                                    RECITALS

         [S-8 REGISTRATION STATEMENT FOR AMENDED 2000 STOCK OPTION PLAN]

A. The Board of Directors of EvergreenBancorp, Inc. (the "Company") previously approved an amendment to the 2000 Stock Option Plan ("Plan") to increase the number of shares available under the Plan by 66,000 to 179,850 (as adjusted for stock splits and stock dividends), and authorized the taking of such actions as necessary with respect to the Plan. The amendment to the Plan was subsequently approved by the shareholders of the Company at the 2003 Annual Meeting held April 17, 2003.

B. The Board desires to register the additional 66,000 shares of common stock issuable upon exercise of outstanding options under the Plan pursuant to the filing of an S-8 Registration Statement ("Registration Statement") with the Securities and Exchange Commission (the "SEC") in the form presented at this meeting and attached as Exhibit A to these Resolutions.

                                   RESOLUTIONS

                     [SEC REGISTRATION AND BLUE SKY FILINGS]

      1. The proper officers of the Company, with the assistance of counsel, are hereby authorized to execute and file with the SEC, and any applicable state securities authorities, the Registration Statement and any necessary amendments, in substantially the form presented at this meeting, to cause the shares of Company common stock issuable pursuant to the Plan to be properly registered or otherwise exempt from registration.

                               [POWER OF ATTORNEY]

      2. The Proper Officers of the Company are hereby authorized to execute a Power of Attorney for the Registration Statement appointing Gerald
            O. Hatler and William G. Filer II, and each of them, with full power to act alone, to sign the Registration Statement and all amendments and related documents on behalf of the Company, and ratify the execution and filing of same with the SEC.

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                                    [GENERAL]

      3. The Proper Officers of the Company are hereby authorized and directed to do and perform all such other acts and things, to pay all necessary fees, to sign all such documents and certificates and to take such other steps as may be necessary, advisable, convenient or proper to carry out the full intent of the foregoing Resolutions, and to comply fully with all applicable rules and regulations.

      4. For purposes of the foregoing Resolutions, the Proper Officers of the Company are Gerald O. Hatler and William G. Filer II, each with full power to act alone.

      I HEREBY CERTIFY THAT THE BOARD OF DIRECTORS OF EVERGREENBANCORP, INC. AT ITS MEETING OF OCTOBER 16, 2003, AT WHICH A QUORUM WAS PRESENT AND ACTING, DULY ADOPTED THE FOREGOING RESOLUTIONS AND SAID RESOLUTIONS ARE NOW IN FULL FORCE AND EFFECT AND ARE RECORDED IN THE MINUTES OF THE CORPORATION.

      DATED: MAY 11, 2004

                                                      /s/ Denice M. Town
                                             -----------------------------------
                                             DENICE M. TOWN, ASSISTANT SECRETARY

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